                                                                    EXHIBIT 99.3

                     INTERCOMPANY DATA PURCHASE AGREEMENT
                             BETWEEN EQUIFAX INC.
                                      AND
                                 CERTEGY INC.
                              DATED JUNE 30, 2001

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----

ARTICLE I  DEFINITIONS.........................................................................................   1
   Section 1.1.  Definitions...................................................................................   1

ARTICLE II  DATA PURCHASE......................................................................................   5
   Section 2.1.  General.......................................................................................   5
   Section 2.2.  Supplemental Terms............................................................................   6
   Section 2.3.  FCRA Certification............................................................................   7
   Section 2.4.  Effect of Data Purchase.......................................................................   7
   Section 2.5.  Effect of Change in Law.......................................................................   7
   Section 2.6.  Obligations of Providers and Recipients.......................................................   8

ARTICLE III  FEES AND PAYMENT..................................................................................   8
   Section 3.1.  Fees and Charges..............................................................................   8
   Section 3.2.  Payment Terms.................................................................................   8
   Section 3.3.  Disputed Amounts..............................................................................   8
   Section 3.4.  Interest......................................................................................   8
   Section 3.5.  Taxes.........................................................................................   9

ARTICLE IV  REPRESENTATIONS AND WARRANTIES.....................................................................   9

ARTICLE V  LIMITATION ON ACTIONS AND LIABILITIES...............................................................  10
   Section 5.1.  Covenant Not to Sue...........................................................................  10
   Section 5.2.  Release.......................................................................................  10
   Section 5.3.  Limitation of Liability.......................................................................  10

ARTICLE VI  INDEMNIFICATION....................................................................................  11
   Section 6.1.  Certegy Indemnification of the Equifax Group..................................................  11
   Section 6.2.  Equifax Indemnification of the Certegy Group..................................................  12
   Section 6.3.  Insurance and Third Party Obligations.........................................................  12

ARTICLE VII  INDEMNIFICATION PROCEDURES........................................................................  12
   Section 7.1.  Notice and Payment of Claims..................................................................  12
   Section 7.2.  Notice and Defense of Third Party Claims......................................................  13

ARTICLE VIII  CONFIDENTIALITY..................................................................................  14
   Section 8.1.  Exclusions....................................................................................  14
   Section 8.2.  Confidentiality...............................................................................  14
   Section 8.3.  Employee Confidentiality Agreements...........................................................  15
   Section 8.4.  Rights and Remedies...........................................................................  16
   Section 8.5.  Competitive Activities........................................................................  16
   Section 8.6.  No Implied Rights.............................................................................  16

ARTICLE IX  CONTINUED ASSISTANCE...............................................................................  17
   Section 9.1.  Continued Assistance and Transition...........................................................  17

                              TABLE OF CONTENTS
                                  (continued)

                                                                                                                Page
                                                                                                                ----

   Section 9.2.  Litigation Cooperation........................................................................  17

ARTICLE X  TERM AND TERMINATION................................................................................  17
   Section 10.1.  Term; Termination............................................................................  17
   Section 10.2.  Effect of Termination and Expiration.........................................................  18

ARTICLE XI  MISCELLANEOUS......................................................................................  19
   Section 11.1.  Expenses.....................................................................................  19
   Section 11.2.  Notices......................................................................................  19
   Section 11.3.  Amendment and Waiver.........................................................................  20
   Section 11.4.  Entire Agreement.............................................................................  20
   Section 11.5.  Parties in Interest..........................................................................  20
   Section 11.6.  Further Assurances and Consents..............................................................  20
   Section 11.7.  Severability.................................................................................  21
   Section 11.8.  Governing Law................................................................................  21
   Section 11.9.  Counterparts.................................................................................  21
   Section 11.10.  Disputes....................................................................................  21
   Section 11.11.  Force Majeure...............................................................................  21
   Section 11.12.  Headings....................................................................................  22

                               TABLE OF CONTENTS
                                  (continued)


                                   EXHIBITS


EXHIBIT A                  Certegy Group Entities
EXHIBIT B                  Certegy Group Products & Pricing
EXHIBIT C                  Equifax Group Products & Pricing
EXHIBIT D                  Equifax Group Products - Supplemental Terms
EXHIBIT E                  Certegy Group Products - Supplemental Terms

               THIS INTERCOMPANY DATA PURCHASE AGREEMENT dated as of June 30, 2001, is entered into by EQUIFAX INC., a Georgia corporation ("Equifax"), and CERTEGY INC., a Georgia corporation ("Certegy").

                                  BACKGROUND

               A. Certegy is a wholly-owned subsidiary of Equifax formed among other reasons for the purposes of receiving and conducting the business of the Certegy Group (as defined below) and taking title to the intellectual property assets and assuming the associated liabilities related to the business operations of the Certegy Group.

               B. The transfer of such business, assets and liabilities, as well as other assets, will be effected pursuant to the Distribution Agreement (as defined below).

               C. The parties intend that the Distribution (as defined in the Distribution Agreement) not be taxable to Equifax or its shareholders pursuant to Section 355 of the Code (as defined below).

               D. Equifax and its Affiliates (as defined below) provide various Data (as defined below) to each other and to their respective customers. Prior to the Distribution, Equifax and its Affiliates utilized certain common resources and discrete, commercial products purchased from one another in the conduct of their respective businesses. At and after the Effective Time, Equifax and Certegy desire to purchase from each other and their Group members certain Data for their own use and for resale to their Group customers.

               E. The parties have determined that it is necessary and desirable to set forth the arrangements required to effect the purchase and sale of their respective Data to the members of each Group and to set forth their other agreements that will govern certain other matters regarding the parties' respective purchase and sale of Data following the Distribution.

               NOW, THEREFORE, in consideration of the foregoing premises and the mutual agreements and covenants contained in this Agreement and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

               Section 1.1.  Definitions.

               As used herein, the following terms have the following meanings:

               (a) "Action" means any claim, suit, arbitration, inquiry, proceeding or investigation by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

               (b) "Affiliate" means, with respect to a party, any corporation, partnership (general or limited), limited liability company, joint venture or other form of business entity that controls, is controlled by or is under common control with that party; and "control" means (i) either directly or indirectly owning or having the right to vote ownership interests possessing a majority of the aggregate voting power of all ownership interests of that entity, or (ii) having the power to control and direct, either directly or indirectly, the business and affairs of that entity or to elect or appoint the person (or if more than one, a majority of the persons) who is responsible for the management and control of the business and affairs of that entity.

               (c) "Agreement" means the terms and conditions of this Intercompany Data Purchase Agreement and the Exhibits attached hereto.

               (d) "Ancillary Agreements" means all of the written agreements, instruments, understandings, assignments or other arrangements entered into in connection with the transactions contemplated hereby and in the Distribution Agreement, including without limitation, the Distribution Agreement, the Employee Benefits Agreement, the Transition Support Agreement, the Intellectual Property Agreement, the Tax Sharing and Indemnification Agreement, and the Real Estate Agreements.

               (e) "Certegy Group" means the entities set forth on Exhibit A, and, at any point in time following the Distribution Date, a Person that is then an Affiliate of any such entity.

               (f) "Certegy Indemnitees" has the meaning given in Section 6.2.

               (g) "Certegy Products" means those products, services and deliverables listed on Exhibit B.

               (h) "Code" means the Internal Revenue Code of 1986, as amended.

               (i) "Company Information" means collectively the Proprietary Information and the Confidential Information of the disclosing party. Company Information also includes information that has been disclosed to Equifax or any of its Affiliates prior to the Effective Time, or to any member of either Group after the Effective Time, by a third party subject to an obligation to treat such information as confidential or secret.

               (j) "Confidential Information" means any and all confidential company business information of the disclosing party that does not constitute Proprietary Information and that is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy and confidentiality, including without limitation, the Data furnished hereunder, the existence and nature of the relationship between the parties including, without limitation, the prices set forth in the Exhibits to this Agreement, employees of the disclosing party, and any and all additional information disclosed by the disclosing party to the receiving party as a result of the receiving party's access to and presence at the disclosing party's facilities.

               (k) "Consumer Report" has the meaning given in the FCRA.

               (l) "Consumer Reporting Agency" has the meaning given in the FCRA.

               (m)  "DAT" means a personal computer or direct access terminal.

               (n) "Data" means information provided by either party or the members of its respective Group pursuant to this Agreement.

               (o) "Direct Damages" means actual, direct damages incurred by the claiming party which include, by way of example but without limitation, the costs to correct any deficiencies in the Data rendered by Provider and similar damages, but "Direct Damages" shall not include (A) loss of interest, profit or revenue of the claiming party or (B) incidental, consequential, special, indirect, punitive or exemplary damages suffered by the claiming party arising from or related to this Agreement, even if such party has been advised of the possibility of such losses or damages described in (A) and (B) above.

               (p) "Distribution" has the meaning given in the Distribution Agreement.

               (q) "Distribution Agreement" means that certain Distribution Agreement entered into on or prior to the Distribution Date between Equifax and Certegy, as amended from time to time.

               (r) "Distribution Date" means the date upon which the Distribution shall be effective, as determined by the Board of Directors of Equifax, or such committee of such Board of Directors as shall be designated by the Board of Directors of Equifax.

               (s) "Effective Time" means 11:59 p.m. Atlanta time on June 30, 2001.

               (t) "End User" means a Recipient or its Subscriber, which Person will use a given Report, or on whose behalf such Report will be used, in making a business decision concerning the subject of such Report.

               (u) "Equifax Group" means Equifax and its Affiliates existing at the Effective Time and as modified from time to time thereafter, excluding all members of the Certegy Group.

               (v)  "Equifax Indemnitees" has the meaning given in Section 6.1.

               (w) "Equifax Products" means those products, services and deliverables listed on Exhibit C.

               (x) "FCRA" means the federal Fair Credit Reporting Act, 15 U.S.C. Section 1681, et. seq.

               (y)  "GLBA" has the meaning given in Section 2.5.

               (z)  "Group" means the Certegy Group or the Equifax Group.

               (aa) "Indemnifiable Loss" means any and all Liability and expense (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses) incurred by an Indemnified Party in connection with any and all Actions or threatened Actions.

               (bb) "Indemnified Party" has the meaning given in Section 7.1.

               (cc) "Indemnifying Party" has the meaning given in Section 7.1.

               (dd) "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, with respect to a specified object, matter, contract, commitment or undertaking, including without limitation, all debts, liabilities and obligations arising under any law, rule, regulation, action, order or consent decree of any governmental entity or any award of any arbitrator of any kind, related thereto and those arising under any contract, commitment or undertaking relating to such specified object, matter, contract, commitment or undertaking.

               (ee) "Permissible Purposes" means one of the permitted purposes for which a Consumer Report may be provided pursuant to the FCRA.

               (ff) "Person" means any individual, entity (whether or not formed as a corporation, sole proprietorship, partnership, limited liability company or other form of entity and whether or not conducting its affairs for profit), and any governmental entity or agency.

               (gg) "Prime Rate" shall have the meaning set forth in the Distribution Agreement.

               (hh) "Proprietary Information" means all non-public information, whether tangible or intangible, related to the services or business of the disclosing party that (i) derives economic value, actual or potential, from not being generally known to or readily ascertainable by another Person who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts by the disclosing party that are reasonable under the circumstances to maintain its secrecy, including without limitation, (A) marking any information reduced to tangible form clearly and conspicuously with a legend identifying its confidential or proprietary nature; (B) identifying any oral communication as confidential immediately before, during, or after such oral communication; or
(C) otherwise treating such information as confidential or secret. Assuming the criteria in clauses (i) and (ii) above are met, Proprietary Information includes information, without regard to form, including but not limited to, technical and nontechnical data, databases, formulas, patterns, designs, compilations, computer programs and software, devices, inventions, methods, techniques, drawings, processes, financial data, financial plans, product plans, lists of actual or potential customers and suppliers (which are not commonly known by or available to the public), research, development, and existing and future products.

               (ii) "Provider" means any member of either Group when providing Data to the members of the other Group pursuant to this Agreement.

               (jj) "Recipient" means any member of either Group when acquiring Data from the other Group pursuant to this Agreement.

               (kk) "Report" means Data regarding any Person, at the individual or aggregated levels, contained in any Certegy Product or Equifax Product, respectively, offered to any member of the other party's Group.

               (ll) "Representatives" means, individually and collectively, officers, directors, employees, agents, and/or independent contractors of each member of the Group.

               (mm) "Subscriber" means any customer of a Recipient which obtains Data furnished hereunder from that Recipient; provided, however, that a Subscriber will be deemed to be a "Qualified Subscriber" only if the Subscriber meets the criteria therefor set forth in the Provider's Supplemental Terms in effect from time to time, as amended and/or modified by the Provider.

               (nn) "Supplemental Terms" means the Equifax Group's supplemental terms and conditions set forth in Exhibit D and the Certegy Group's supplemental terms and conditions set forth in Exhibit E, as amended from time to time during the term of this Agreement.

               (oo) "System Affiliate" means a Person that is not an Affiliate of Equifax that has entered into a written agreement with Equifax Information Services, LLC regarding the provision of consumer reporting services through the automated credit reporting service operated by Equifax Information Services, LLC.

               (pp) "Third Party Claim" has the meaning given in Section 7.2.

                                  ARTICLE II

                                 DATA PURCHASE

               Section 2.1.  General

               (a) During the term hereof, each provision of Data by any member of one Group to any member of the other Group will be subject to the terms and conditions of this Agreement and the Supplemental Terms applicable to the elements comprising the Data as amended and/or modified from time to time during the term of this Agreement by the Provider. The Data which are provided by members of one Group to the members of the other Group as of the Distribution Date, and which will continue to be provided during the term of this Agreement, are set forth on Exhibits B and C.

               (b) The parties acknowledge that the Data to be provided by the Equifax Group may contain Data owned by the Equifax Group as well as by System Affiliates, and that the Equifax Group can only provide Data containing information owned by its System Affiliates to the extent that the System Affiliates authorize the provision of such information and subject to the applicable charges to be paid by, and payment terms for, the Certegy Group as established by the applicable System Affiliate.

               (c) The parties have each exerted their best efforts to identify each type of Data presently provided by the members of one Group to the members of the other Group and to address such Data in this Agreement or in an appropriate Ancillary Agreement. The parties acknowledge that there may be Data provided by the members of one Group to the members of the other Group which are not addressed in this Agreement, but agree that all such items are intended to be governed by this Agreement except to the extent that such items are governed by an Ancillary Agreement. Moreover, the parties agree: that the Data provided may require adjustments during the term of this Agreement to reflect the evolving business and operations of each Group and applicable law; that the relationship memorialized by this Agreement is dynamic in nature and will evolve as the operating and business environment of each Group changes and evolves; and that the scope of the Data that will be provided during the term and the corresponding fees charged and payment terms extended by the parties may need to be modified to reflect the foregoing. The parties agree to cooperate and negotiate with each other in good faith in order to modify this Agreement as appropriate to give effect to the intent of the parties and to satisfy the requirements of each party for additional data; provided, however, that no member of either group shall be obligated to provide Data that is not identified on Exhibit B or C, as applicable, or to provide Data that is identified on Exhibit B or C, as applicable, for a purpose that is not identified on such Exhibit, except as provided in Section 2.1(d).

               (d) For the one hundred-eighty (180) days following the Effective Time, each party shall have the right to inventory, validate and update any information and the services, products and deliverables that comprise the Data that are reflected in or omitted from this Agreement and attached Exhibits. If the parties determine that this Agreement or the Exhibits hereto contain discrepancies from the intent of this Agreement, this Agreement and/or Exhibits shall be promptly changed, modified, updated and adjusted to correct such discrepancies, so that this Agreement and/or Exhibits will be correct and accurately reflect the Data, and attendant charges and payment terms, provided by one Group to the other Group at the Effective Time. In the event that either party discovers such an omission from this Agreement or a discrepancy from the intent hereof: (a) that party will promptly notify the other party and the parties will promptly negotiate in good faith to establish the specific terms and conditions applicable to such Data; (b) this Agreement will govern the general terms and conditions applicable to the provision of such Data; and (c) the Provider will not cease to provide such Data, unless the parties are unable to agree upon the specific terms and conditions applicable to such Data. If either party disputes the existence of a discrepancy identified by the other party, the parties will submit the matter for dispute resolution as specified in
Section 11.10.

               (e) Subject to Article IV, each Provider will perform its obligations in a commercially reasonable manner, and in accordance with any service levels specified in a particular Exhibit.

               (f) This Agreement is nonexclusive. Each Provider shall furnish Data on an as-ordered basis only. Each Recipient shall have the right to satisfy any and all of its requirements for information of any type from any third party in addition to, or in lieu of, any Data it is permitted to purchase hereunder.

               Section 2.2.  Supplemental Terms.

               The terms and conditions applicable to any given provision of Data pursuant to this Agreement will vary depending on (a) whether such Data are regulated pursuant to the FCRA or other law or regulation, (b) the type of Data purchased, (c) the role in which the Recipient purchases such Data, including without limitation, as a Non-Consumer Reporting Agency, Consumer Reporting Agency or End User, (d) the purpose for which the Recipient's Subscriber ordered the products, services and deliverables based upon such Data, and (e) the third party limitations and restrictions applicable to the provision of the Data by the Provider. Accordingly, the terms and conditions applicable to any given acquisition of Data by any Recipient pursuant to this Agreement are supplemented by the terms and conditions of the Supplemental Terms with respect to the type of Data purchased, the role in which the Recipient purchases such Data and the purpose for which the Recipient's Subscriber ordered the products, services and deliverables that are based upon such Data, as such Supplemental Terms are modified and/or amended from time to time during the term of this Agreement by the Provider. In the event of a conflict between the terms and conditions set forth in the body of this Agreement and the specific terms and conditions set forth in the Provider's Supplemental Terms, the terms and conditions set forth in the Supplemental Terms will be controlling; provided, however if any provision contained in Articles III, IV, V, VI, VII, VIII, X and/or XI conflicts with and/or overlaps in subject matter with any provision contained in the Supplemental Terms, the terms and conditions set forth in such Articles will prevail and be controlling.

               Section 2.3.  FCRA Certification.

               Certegy and Equifax each certify, and shall ensure that each member of the Certegy Group and Equifax Group shall certify, that it will order Reports that are Consumer Reports only for use for a Permissible Purpose in accordance with the FCRA, as amended from time to time.

               Section 2.4.  Effect of Data Purchase.

               Notwithstanding anything in this Agreement to the contrary, each Recipient of Data hereunder acquires only the right to use such Data for the use or uses specified on Exhibit B or C, as applicable. Except as specifically set forth in Exhibit B or C, as applicable, the Recipient is not authorized to resell Data purchased hereunder. Except for the rights expressly granted in this Agreement and the applicable Exhibits, each Provider reserves all right, title and interest in and to the Data it provides hereunder.

               Section 2.5.  Effect of Change in Law.

               Notwithstanding anything to the contrary in this Agreement, if the continued provision of all or any portion of the Data becomes impossible, impractical, or undesirable due to (i) a change in applicable national, state or local laws or regulations, (ii) a change in the regulatory enforcement of such laws or regulations, (iii) a change in the Provider's good faith interpretation of laws or regulations, presently in force or subsequently enacted, or (iv) pending or threatened litigation, the Provider may cease to provide the affected Data within, or pertaining to persons residing within, the affected jurisdiction. The Provider will attempt to provide written notice of its actions as far in advance of the effective date as is reasonably possible under the circumstances. In particular, but not in limitation of the foregoing, upon and with the effective date of the Gramm-Leach-Bliley Act, 15 U.S.C. Section 6801, et seq. ("GLBA") and its implementing regulations, the performance of any covenant or term hereof shall be required only insofar as the use, disclosure or provision of any Data in the United States that does not comprise a Consumer Report will comply with Title V of the GLBA and the implementing regulations issued thereunder and shall be pursuant to Section 6802(c) or one of the general exceptions of Section 6802(e) of the GLBA and the corresponding provisions of the applicable regulations, and no Provider shall have any liability hereunder for any failure to perform which is excused in accordance with the foregoing terms.

               Section 2.6.  Obligations of Providers and Recipients.

               (a) Certegy agrees that it will cause each member of the Certegy Group that is designated as a Provider or a Recipient of Data in Exhibit B or C to assume the obligations applicable to such Provider or Recipient, effective as of the Effective Time, and to timely perform, pay or discharge all such obligations.

               (b) Equifax agrees that it will cause each member of the Equifax Group that is designated as a Provider or a Recipient of Data in Exhibit B or C to assume the obligations applicable to such Provider or Recipient, effective as of the Effective Time, and to timely perform, pay or discharge all such obligations.

                                  ARTICLE III

                               FEES AND PAYMENT

               Section 3.1.  Fees and Charges.

               Each Recipient will pay the Provider for all Data supplied to such Recipient according to the rates set forth on Exhibits B and C during the two-year term of this Agreement and according to such rates as are subsequently established by the Provider from time to time thereafter.

               Section 3.2.  Payment Terms.

               Each Recipient shall pay all invoices for Data requested by such Recipient within thirty (30) days after the date of each invoice.

               Section 3.3.  Disputed Amounts.

               In the event that a member of either Group disputes the accuracy or applicability of a charge or credit by a member of the other Group, such member will notify Equifax or Certegy, respectively, of such dispute prior to the date on which the charge is to be paid or the credit issued or as soon as practicable after the discrepancy has been discovered after the applicable invoice is paid or credit is issued. The parties will investigate and resolve such disputes using the dispute resolution process provided in Section 11.10 of this Agreement. Any undisputed amounts contained on the invoice will be paid pursuant to Section 3.2.

               Section 3.4.  Interest

               Any and all amounts not paid when due shall bear interest on a day to day basis from the due date to the date of payment (both dates inclusive) at the lower rate of one and one-half percent (1 1/2%) per month or the highest rate allowable under applicable law.

               Section 3.5. Taxes.

               All fees and charges payable under this Agreement are exclusive of all federal, state and local sales, excise, use, value added and similar taxes not measured by the income of Provider, which taxes shall be the sole responsibility of Recipient and shall be paid by Recipient at the rate and in the manner prescribed by applicable law and Section 3.2 hereof; provided, however, if required by applicable law, Provider shall separately itemize such taxes on Provider's invoice to Recipient, Recipient shall pay the amount of such taxes to Provider and Provider shall remit such amount to the applicable taxing authority. In lieu thereof, Recipient shall, where applicable, furnish Provider with a properly executed tax exemption certificate acceptable to the applicable taxing authority.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

               The parties and each Recipient and Provider recognize that every business decision represents an assumption of risk and that neither party, nor the members of either party's Group, in furnishing the Data to the other Group underwrites or assumes the other's risk in any manner. NEITHER PARTY, NOR ANY MEMBER OF EITHER PARTY'S GROUP NOR ANY OF ITS INFORMATION SOURCES, GUARANTEES OR WARRANTS THE CORRECTNESS, COMPLETENESS, CURRENTNESS, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE DATA PROVIDED TO ANY MEMBER OF THE OTHER PARTY'S GROUP. NEITHER PARTY, NOR ANY OF ITS REPRESENTATIVES, INFORMATION SOURCES, LICENSORS, SYSTEM AFFILIATES OR MEMBERS OF ITS RESPECTIVE GROUP WILL BE LIABLE TO ANY OTHER PARTY OR ANY OF ITS REPRESENTATIVES, INFORMATION SOURCES, LICENSORS, SYSTEM AFFILIATES OR MEMBERS OF THE OTHER PARTY'S GROUP FOR ANY LOSS OR INJURY ARISING OUT OF, OR CAUSED IN WHOLE OR IN PART BY, ITS ACTS OR OMISSIONS IN PROCURING, COMPILING, COLLECTING, INTERPRETING, PROCESSING, REPORTING OR TRANSMITTING ANY INFORMATION OR THE DATA, EVEN IF DUE TO NEGLIGENCE. THE DATA ARE PROVIDED ON AN "AS IS" BASIS.

               No Provider makes any warranties whatsoever in connection with the performance of the DAT, or any other means of communication or provision of the Data from one party to the other, and no Provider will be responsible for transmission distortion, interruptions or failures of the DAT, or any other means of communication or provision of the Data, or of any Data. Each Recipient will use a secure means to deliver Data received hereunder to its Subscribers, unless otherwise agreed by the Provider, and will not deliver such information by means of any publicly accessible network (including without limitation, the Internet) without Provider's express written permission.

                                   ARTICLE V

                     LIMITATION ON ACTIONS AND LIABILITIES

               Section 5.1.  Covenant Not to Sue.

               Each member of each Group covenants not to sue or maintain any claim, cause of action, demand, cross-action, counterclaim, third-party action or other form of pleading against a Provider or a Provider's Representatives, sources of information, affiliated Credit Reporting Agencies, and/or System Affiliates (if applicable) arising out of or relating in any way to the accuracy or inaccuracy and/or validity or invalidity of any of the Data received hereunder, even if caused by the negligence of any such Person; provided, however, this Section shall not be applicable if the injury is caused by the willful misconduct of such Person.

               Section 5.2.  Release.

               Each member of each Group recognizes that the accuracy of any Data received hereunder furnished is not warranted or guaranteed by the Provider thereof for any purpose, and releases the Provider and the Provider's Representatives, sources of information, affiliated Credit Reporting Agencies and System Affiliates (if applicable) from all liability in connection with the accuracy or inaccuracy and/or validity or invalidity of the Provider Information and from any and all charge, damage, loss and/or expense suffered by Recipient resulting directly or indirectly from such matters, even if caused by the negligence of any such Person; provided, however, this sentence shall not be applicable if the injury is caused by the willful misconduct of such Person. Each member of each Group shall include in its agreements with its Subscribers a release concerning the information received from any Provider substantially equivalent to the first sentence of this paragraph; provided that if a Group member currently has Subscriber contracts in place, or standard contract forms, that omit such a release, it will not be in breach of this section, but that member will use its best efforts to incorporate such a release in its future contracts as soon as reasonably practicable.

               Section 5.3.  Limitation of Liability.

               (a) Unless specifically provided to the contrary in this Agreement, neither party shall, nor shall any member of the party's respective Group, have any liability to the other party for any damages other than Direct Damages whether based on contract, tort (including without limitation, that caused by negligence, but excluding willful misconduct), warranty, guarantee or any other legal or equitable grounds. The liability of any member of either Group to the other Group arising out of or resulting from all breaches by such member and/or its Representatives of its obligations under this Agreement during any Contract Year shall not exceed the fees received by such member from the other Group during such Contract Year. "Contract Year" means a twelve month period beginning at the Effective Time or the first anniversary of the Effective Time.

               (b) The limitations set forth in Section 5.3(a) shall not apply to:

               (i) Any failure by any member of either Group to pay fees and expenses for the Data that are due and payable hereunder up to the effective date of the termination of the Agreement;

               (ii) Claims arising under Section 5.1 (Covenant Not to Sue) and/or Section 5.2 (Release);

               (iii) Indemnification obligations under Article VI; and

               (iv) Any incident or event resulting in damages, charges and/or losses caused by the action or inaction of a member of either Group constituting willful misconduct.

               (c) Neither party nor the members of its Group shall be liable for any damages to the other party or the members of its Group if and to the extent caused by the failure of such other party or the members of its Group to perform its responsibilities under this Agreement.

               (d) NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY SECTION OF THIS AGREEMENT EXCEPT THIS SECTION 5.3, INCLUDING ANY AND ALL FUTURE AMENDMENTS AND ADDENDA, NEITHER PARTY, NOR ANY OF ITS REPRESENTATIVES, INFORMATION SOURCES, LICENSORS, SYSTEM AFFILIATES OR MEMBERS OF ITS RESPECTIVE GROUP WILL HAVE ANY LIABILITY, WHETHER BASED ON CONTRACT, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), WARRANTY OR ANY OTHER LEGAL OR EQUITABLE GROUNDS FOR ANY PUNITIVE, CONSEQUENTIAL, INCIDENTAL, INDIRECT, EXEMPLARY OR SPECIAL DAMAGES, INCLUDING ,WITHOUT LIMITATION, LOSS OF DATA, PROFITS, INTEREST OR REVENUE, OR INTERRUPTION OF BUSINESS, WHETHER OR NOT SUCH PARTY HAS BEEN INFORMED OF OR MIGHT OTHERWISE HAVE ANTICIPATED OR FORESEEN THE POSSIBILITY OF SUCH DAMAGES.

                                  ARTICLE VI

                                INDEMNIFICATION

               Section 6.1.  Certegy Indemnification of the Equifax Group.

               If the Distribution occurs, on and after the Distribution Date, Certegy shall indemnify, defend and hold harmless each member of the Equifax Group and each of their respective Representatives (the "Equifax Indemnitees") from and against any and all Indemnifiable Losses incurred or suffered by any of the Equifax Indemnitees and arising out of, or due to, (a) any breach of Sections 5.1 (Covenant Not to Sue), 5.2 (Release) or 8.2 (Confidentiality) by a member of the Certegy Group; (b) any Third Party Claim arising out of or in connection with any breach of Section 2.3 or any Supplemental Terms relating to permitted uses of Data or compliance with laws applicable to the Data by a member of the Certegy Group, or a breach of any certification made by a member of the Certegy Group in the Supplemental Terms; or (c) any Third Party Claim alleging that Data supplied by a Provider that is a member of the Certegy Group, or the act of providing such Data, infringes upon a copyright or other intellectual property right under the law of the country in which such Data is intended to be used; except such damages, loss, liability and expense resulting from the willful misconduct of a member of the Equifax Group.

               Section 6.2.  Equifax Indemnification of the Certegy Group.

               If the Distribution occurs, on and after the Distribution Date, Equifax shall indemnify, defend and hold harmless each member of the Certegy Group and each of their respective Representatives (the "Certegy Indemnitees") from and against any all Indemnifiable Losses incurred or suffered by any of the Certegy Indemnitees and arising out of, or due to, (a) any breach of Sections
5.1 (Covenant Not to Sue), 5.2 (Release) or 8.2 (Confidentiality) by a member of the Equifax Group; (b) any Third Party Claim arising out of or in connection with any breach of Section 2.3 or any Supplemental Terms relating to permitted uses of Data or compliance with laws applicable to the Data by a member of the Equifax Group, or a breach of any certification made by a member of the Equifax Group in the Supplemental Terms; or (c) any Third Party Claim alleging that Data supplied by a Provider that is a member of the Equifax Group, or the act of providing such Data, infringes upon a copyright or other intellectual property right under the law of the country in which such Data is intended to be used; except such damages, loss, liability and expense resulting from the willful misconduct of a member of the Certegy Group.

               Section 6.3.  Insurance and Third Party Obligations.

               No insurer or any other third party shall be, by virtue of the foregoing indemnification provisions, (a) entitled to a benefit it would not be entitled to receive in the absence of such provisions, (b) relieved of the responsibility to pay any claims to which it is obligated, or (c) entitled to any subrogation rights with respect to any obligation hereunder.

                                  ARTICLE VII

                          INDEMNIFICATION PROCEDURES

               Section 7.1.  Notice and Payment of Claims.

               If any Equifax or Certegy Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by a party (the "Indemnifying Party") under Article VI (other than in connection with any Action or claim subject to Section 7.2), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. After the Indemnifying Party shall have been notified of the amount for which the Indemnified Party seeks indemnification, the Indemnifying Party shall, within thirty (30) days after receipt of such notice, pay the Indemnified Party such amount in cash or other immediately available funds (or reach agreement with the Indemnified Party as to a mutually agreeable alternative payment schedule) unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such claim and setting forth the grounds therefor within the same thirty (30) day period, the Indemnifying

Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. Any amount owed under this Section 7.1 that is past due shall bear interest at a simple rate of interest per annum equal to the Prime Rate plus 2%.

               Section 7.2.  Notice and Defense of Third Party Claims.

               (a) Promptly following the earlier of (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to Article VI of this Agreement (a "Third Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 7.2 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within thirty (30) days after receipt of such notice, the Indemnifying Party shall by giving written notice thereof to the Indemnified Party, (i) acknowledge, as between the parties hereto, liability for, and at its option, assumption of the defense of such Third Party Claim at its sole cost and expense or (ii) object to the claim of indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 7.2 setting forth the grounds therefor; provided that if the Indemnifying Party does not within the same thirty (30) day period give the Indemnified Party written notice acknowledging liability and electing to assume the defense or objecting to such claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged, as between the parties hereto, its liability to the Indemnified Party for such Third Party Claim.

               (b) Any contest of a Third Party Claim as to which the Indemnifying Party has elected to assume the defense shall be conducted by attorneys employed by the Indemnifying Party and reasonably satisfactory to the Indemnified Party; provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing at the Indemnified Party's sole cost and expense. If the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party may settle or compromise the claim without the prior written consent of the Indemnified Party; provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.

               (c) If the Indemnifying Party does not assume the defense of a Third Party Claim for which it has acknowledged liability for indemnification that arises under Article VI, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorneys' fees and reasonable out-of-pocket expenses incurred in defending against such Third Party Claim, and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the

Indemnified Party in cash the amount for which the Indemnified Party is entitled to be indemnified (if any) within fifteen (15) days after the final resolution of such Third Party Claim (whether by settlement, compromise, or the final nonappealable judgment of a court of competent jurisdiction or otherwise), or, in the case of any Third Party Claim as to which the Indemnifying Party has not acknowledged liability, within fifteen (15) days after such Indemnifying Party's objection has been resolved by settlement, compromise or the final nonappealable judgment of a court of competent jurisdiction.

                                 ARTICLE VIII

                                CONFIDENTIALITY

               Section 8.1.  Exclusions.

               Notwithstanding anything to the contrary contained in this Agreement, "Company Information" does not include any information that before being divulged by the receiving party (a) has become generally known to the public through no wrongful act of the receiving party; (b) has been rightfully received by the receiving party from a third party without restriction on disclosure and without, to the knowledge of the receiving party, a breach of an obligation of confidentiality running directly or indirectly to the disclosing party; (c) has been approved for release to the general public by a written authorization of the disclosing party; (d) has been independently developed by the receiving party without use, directly or indirectly, of Company Information received from the disclosing party; or (e) has been furnished to a third party by the disclosing party without restrictions on the third party's rights to disclose the information.

               Section 8.2.  Confidentiality.

               (a) Each party acknowledges, and shall cause each member of its Group to acknowledge, that it is in possession of significant confidential or proprietary information concerning the business, operations and tangible and assets of the members of the other Group.

               (b) Each party shall, and shall ensure that each member of its Group shall, (i) protect the Company Information of the other Group from disclosure and in no event take any action causing, or fail to take the action necessary in order to prevent, any such Company Information to lose its character as Company Information; (ii) exercise at a minimum the same care it would exercise to protect its own highly confidential information (which shall in no event be less than a reasonable standard of care); and (iii) not use, reproduce, distribute, disclose, or otherwise disseminate the Company Information of the other party (x) except as authorized pursuant to this Agreement and in the Supplemental Terms attached hereto, as amended from time to time, or any Ancillary Agreement, or (y) except pursuant to a requirement of a governmental agency or of law, without similar restrictions or other protections against public disclosure; provided, however, with respect to disclosures pursuant to (y) above the receiving party must first give written notice of such required disclosure to the disclosing party, take reasonable steps to allow the disclosing party to seek to protect the confidentiality of the Company Information required to be disclosed, make a reasonable effort to obtain a protective order requiring that the Company Information so disclosed be used only for the purposes for which disclosure is required, and shall disclose only that part of the Company Information which, in the written opinion of its legal counsel, it is required to disclose. Any and all reproductions of such Company Information must prominently contain a confidential legend.

               (c) The receiving party may make disclosures of the Company Information of the disclosing party only to Representatives of the receiving party (i) who have a specific need to know such information; and (ii) who the receiving party has obligated under a written agreement to hold such Company Information in trust and in strictest confidence and otherwise to comply with the terms and provisions of this Agreement or terms and conditions substantially similar to and implementing the same restrictions and covenants as those set forth in this Agreement. Certegy and Equifax agree, and shall ensure that each member of their respective Groups agrees, to diligently monitor each such Representative, diligently enforce such agreements with its Representatives, and, upon request by the other party, promptly to furnish to the other party a list of the receiving party's Representatives having had access to such Company Information.

               (d) Within thirty (30) days following the receipt of a written request from the disclosing party, the receiving party must deliver to the disclosing party all tangible materials containing or embodying the disclosing party's Company Information applicable to a triggering event, together with a certificate executed by the president or any vice president of the receiving party certifying that all such materials in the receiving party's possession have been delivered to the disclosing party or, at the disclosing party's option, certify that all such materials in the receiving party's possession have been destroyed. For the purposes of this Article VIII, a "triggering event" means the cessation of the provision of Data by the disclosing party to the receiving party under this Agreement or the termination of the Agreement.

               (e)  The covenants of confidentiality set forth in this Agreement
(i) will apply after the Effective Time to all Company Information disclosed to the receiving party before and after the Distribution Date and (ii) will continue and must be maintained from the Effective Time through the termination of the relationship under this Agreement between Equifax and Certegy and (A) with respect to Proprietary Information, at any and all times after the termination of the relationship under this Agreement between Equifax and Certegy during which such Proprietary Information retains its status as a "trade secret" under applicable law; and (B) with respect to Confidential Information, for three (3) years after termination of the relationship under this Agreement between Equifax and Certegy.

               Section 8.3.  Employee Confidentiality Agreements.

               The members of each Group have entered into confidentiality and non-disclosure agreements with their respective employees. To the extent that any employee during or after employment violates such agreement and such violation is or may in the future be to the detriment of the other Group, at the written request of the affected party, the other party shall promptly take remedial measures with such employee if and to the extent reasonable under the circumstances to preserve the value of the Data and to enforce its obligations hereunder. The party employing the affected employee shall have the unilateral right to determine the forum for, the manner of proceeding in, and legal counsel for such action and shall be entitled to any damages or other relief against such employee awarded in such action to the extent related to such party's Data or business. Such enforcement against and recovery by a party from its breaching employee shall not constitute a release or sole remedy for the members of the other Group injured by such breaching employee's actions, and such members of the other Group may bring a claim against the party employing the breaching employee for a breach of this Agreement. Each party shall bear all of its own out-of-pocket costs of pursuing such action and the other party shall cooperate in connection therewith.

               Section 8.4.  Rights and Remedies.

               (a) If either party, or any member of the Group, should breach or threaten to breach any of the provisions of this Article VIII, the non-breaching party, in addition to any other remedies it may have at law or in equity, will be entitled to a restraining order, injunction, or other similar remedy in order to specifically enforce the provisions of this Article VIII. Each party specifically acknowledges, and shall cause each member of its respective Group to acknowledge, that money damages alone would be an inadequate remedy for the injuries and damage that would be suffered and incurred by the non-breaching party as a result of a breach of any of the provisions of this
Article VIII. In the event that either party, or a member of such party's Group, should seek an injunction hereunder, the other party hereby waives, and shall cause each member of its Group to waive, any requirement for the submission of proof of the economic value of any Company Information or the posting of a bond or any other security. In the event of a dispute between the parties under this
Article VIII, the non-prevailing party shall pay all costs and expenses associated with resolving the dispute, including, but not limited to, reasonable attorneys' fees.

               (b) The receiving party shall notify the disclosing party upon discovery of any unauthorized use or disclosure of Company Information, or any other breach of Article VIII of this Agreement by the receiving party, or any Representative of the receiving party's Group, and will cooperate with the disclosing party in every reasonable way to help the disclosing party regain possession of its Company Information and prevent its further unauthorized use or disclosure. The receiving party shall be responsible for the acts of any Representative of its Group that are in violation of this Article VIII.

               Section 8.5.  Competitive Activities.

               Subject to the rights and obligations set forth in Article VIII, each party understands and acknowledges that the other party's Group may now market or have under development products that are competitive with products or services now offered or that may be offered by it and/or the members of its Group, and the parties' communications hereunder will not serve to impair the right of either party or any member of its respective Group to independently develop, make, use, procure, or market products or services now or in the future that may be competitive with those offered by the other party's Group, nor require either party and/or the members of its Group to disclose any planning or other information to the other party.

               Section 8.6.  No Implied Rights.

               All Company Information is and shall remain the property of the disclosing party and/or the member of its respective Group. By disclosing Company Information to the receiving party's Group, the disclosing party and/or the members of its respective Group do(es) not grant any express or implied rights or license to the receiving party's Group to or under any patents, patent applications, inventions, copyrights, trademarks, trade secret information, or other intellectual property rights heretofore or hereafter possessed by the disclosing party and/or the members of its respective Group.

                                  ARTICLE IX

                             CONTINUED ASSISTANCE

               Section 9.1.  Continued Assistance and Transition.

               (a) Following the Effective Time, Equifax and Certegy shall, and shall cause each member of their respective Groups to, cooperate in the orderly purchase and sale of Data hereunder. From time to time, at Equifax's or Certegy's request and without further consideration, the other party shall, and shall cause each member of the other party's Group, as applicable, to execute, acknowledge and deliver such documents, instruments or assurances and take such other action as the requesting party may reasonably request to more effectively evidence compliance with the Supplemental Terms applicable to the purchase and sale of Data as reflected in the Supplemental Terms for the applicable Data in effect from time to time, as amended and/or modified by the Provider.

               Section 9.2.  Litigation Cooperation.

               (a) Upon written request, Equifax and Certegy shall, and shall cause each member of its Group to, use reasonable efforts to cooperate in the evaluation and defense of third party Actions regarding (i) Data provided by the other party or a member of its Group hereunder or (ii) arising out of the business of the other party or of any member of the other party's Group prior to the Distribution Date in which the requesting party or any member of its Group may from time to time be involved, at the cost and expense of the requesting party. Such cooperation shall include, without limitation, making its Representatives available as witnesses or consultants to the extent that such persons may reasonably be required in connection with such third party Actions.

               (b) Equifax and Certegy shall, and shall cause each member of its respective Group, to use reasonable efforts to notify the other if it learns of a potential or actual third party claim related to the Data provided pursuant to this Agreement to be brought against any member of the other's Group.

                                   ARTICLE X

                             TERM AND TERMINATION

               Section 10.1. Term; Termination

               (a) The term of this Agreement shall commence at the Effective Time and shall continue for two (2) years.

               (b) Notwithstanding Section 10.1(a) above, either Equifax or Certegy, as the Provider, may terminate provision of Data to any given Recipient if such Recipient materially breaches any of the terms hereof, including without limitation the applicable Supplemental Terms, and the breach is not cured within thirty (30) days after written notice of breach is delivered to the breaching Recipient; provided, however, that if the breach is not capable of being cured within such thirty (30) day period and the breaching party is proceeding to cure the breach with reasonable diligence, the cure period shall be extended to sixty
(60) days.

               (c) Notwithstanding Section 10.1(a) above, this Agreement may be terminated in its entirety in accordance with any of the following:

               (i)     Upon written agreement of the parties;

               (ii) By either Certegy or Equifax for material breach by the other of any of the terms hereof if the breach is not cured within thirty (30) calendar days after written notice of breach is delivered to the breaching party; provided, however, that if the breach is not capable of being cured within such thirty (30) day period and the breaching party is proceeding to cure the breach with reasonable diligence, the cure period shall be extended to sixty (60) days;

               (iii) By either Certegy or Equifax, upon written notice to the other if the other becomes insolvent or makes an assignment of substantially all of its assets for the benefit of creditors, or is placed in receivership, reorganization, liquidation or bankruptcy;

               (iv) By Equifax, upon written notice to Certegy, if, for any reason, the ownership or control of Certegy or any of Certegy's operations becomes vested in, or is made subject to the control or direction of, any direct competitor of Equifax or one of its subsidiaries, but such termination shall be applicable only with respect to Data provided by Equifax Group members to Recipients that have been affected by the change in control; or

               (v) By Certegy, upon written notice to Equifax, if, for any reason, the ownership or control of Equifax or any of Equifax's operations becomes vested in, or is made subject to the control or direction of, any direct competitor of Certegy or one of its subsidiaries, but such termination shall be applicable only with respect to Data provided by Certegy Group members to Recipients that have been affected by the change in control.

               (d) Upon any termination pursuant to Sections 10.1(b) or 10.1(c) above, the involved Providers shall be compensated for all Data provided up to the date of termination in accordance with the provisions of this Agreement.

               Section 10.2.  Effect of Termination and Expiration.

               Upon termination or expiration of the term of this Agreement, all rights and obligations of the parties under this Agreement will immediately cease and terminate (except for the rights and obligations pursuant to Articles IV (Representations and Warranties), V

(Limitations on Actions and Liabilities), VI (Indemnification), VII (Indemnification Procedures), and VIII (Confidentiality) and XI (Miscellaneous) and Sections 9.2 and 10.2, and the definitions required thereby which will survive such termination or expiration), and neither party will have any further obligation to the other party with respect to this Agreement, except for (a) fees and reimbursable expenses payable to the other party accrued but unpaid at the date of termination or expiration, and (b) the provisions of this Agreement which are specifically designated herein as surviving such termination or expiration.

                                  ARTICLE XI

                                 MISCELLANEOUS

               Section 11.1.  Expenses.

               Except as specifically provided in this Agreement or any Ancillary Agreement, all costs and expenses incurred in connection with the preparation, execution, delivery and implementation of this Agreement and the Ancillary Agreements shall be paid by Equifax.

               Section 11.2.  Notices.

               All notices and communications under this Agreement shall be deemed to have been given (a) when received, if such notice or communication is delivered by facsimile, hand delivery or overnight courier, or (b) three (3) business days after mailing if such notice or communication is sent by United States registered or certified mail, return receipt requested, first class postage prepaid. All notices and communications, to be effective, must be properly addressed to the party to whom the same is directed at its address as follows:

               If to Equifax, to:

                    Equifax Inc.
                    1550 Peachtree Street, N.W.
                    Atlanta, Georgia 30309
                    Attention: Phillip J. Mazzilli, Chief Financial Officer
                    Fax: (404) 885-8988

               with a copy to:

                    Equifax Inc.
                    1550 Peachtree Street, N.W.
                    Atlanta, Georgia 30309
                    Attention: Kent E. Mast, Vice President & General Counsel
                    Fax: (404) 885-8988

               If to Certegy, to:

                    Certegy Inc.
                    11720 Amberpark Drive, Suite 600

                    Alpharetta, Georgia 30004
                    Attention: Bruce S. Richards
                    Corporate Vice President, General Counsel and Secretary
                    Fax: (678) 867-8100

                    With a required copy to:

                    Certegy Inc.
                    P.O. Box 349
                    Alpharetta, Georgia 30009
                    Attention: Michael T. Vollkommer
                    Corporate Vice President and Chief Financial Officer
                    Fax: (678) 867-8100

Either party may, by written notice delivered to the other party in accordance with this Section 11.2, change the address to which delivery of any notice shall thereafter be made.

               Section 11.3.  Amendment and Waiver.

               This Agreement may not be altered or amended, nor may any rights hereunder be waived, except by an instrument in writing executed by the party or parties to be charged with such amendment or waiver. No waiver of any terms, provision or condition of or failure to exercise or delay in exercising any rights or remedies under this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further continuing waiver of any such term, provision, condition, right or remedy or as a waiver of any other term, provision or condition of this Agreement.

               Section 11.4.  Entire Agreement.

               This Agreement and Exhibits constitute the entire understanding of the parties hereto with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

               Section 11.5.  Parties in Interest.

               Neither of the parties hereto may assign its rights or delegate any of its duties under this Agreement without the prior written consent of each other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns. Without limiting the generality of the foregoing statement, the parties acknowledge that certain of the legal entities designated as Providers and Recipients in Exhibits B and C are intended to be renamed, formed or reorganized prior to or concurrently with the Distribution, and this Agreement shall be binding upon, and shall inure to the benefit of, the successors of such designated Providers and Recipients. Nothing contained in this Agreement, express or implied, is intended to confer any benefits, rights or remedies upon any person or entity other than members of the Equifax Group and the Certegy Group and the Equifax Indemnitees and Certegy Indemnitees under Articles VI and VII hereof.

               Section 11.6.  Further Assurances and Consents.

               In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto will use its reasonable efforts to
(a) execute and deliver such further instruments and documents and take such other actions as any other party may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof and (b) take, or cause to be taken, all actions, and do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including without limitation, using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents, approvals and amendments are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party or its Group or the business thereof.

               Section 11.7.  Severability.

               The provisions of this Agreement are severable and should any provision hereof be void, voidable or unenforceable under any applicable law, such provision shall not affect or invalidate any other provision of this Agreement, which shall continue to govern the relative rights and duties of the parties as though such void, voidable or unenforceable provision were not a part hereof.

               Section 11.8.  Governing Law.

               This Agreement shall be construed in accordance with, and governed by, the laws of the State of Georgia, without regard to the conflicts of law rules of such state. Notwithstanding the foregoing, if both the Provider and Recipient of certain Data are residents of the same county (other than the United States), this Agreement shall be construed in accordance with, and governed by, the laws of such country with respect to such Data only.

               Section 11.9.  Counterparts.

               This Agreement may be executed in one or more counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute but one and the same agreement.

               Section 11.10. Disputes.

               All disputes arising from or in connection with this Agreement, whether based on contract, tort, statute or otherwise, including, but not limited to, disputes in connection with claims by third parties, shall be resolved only in accordance with the provisions of Section 15.10 of the Distribution Agreement.

               Section 11.11. Force Majeure.

               Neither party will be liable for any loss or damage due to causes beyond its control, including, but not limited to, fire, accident, labor difficulty, war, power or transmission failures, riot, Acts of God or changes in laws and regulations, provided that the affected party must (a) promptly notify the other party in writing and furnish all relevant information concerning the event of force majeure; (b) use reasonable efforts to avoid or remove the cause of its non-performance; and (c) proceed to perform its obligations with dispatch when such cause is removed.

               Section 11.12.  Headings.

               The Article and Section headings set forth in this Agreement are included for administrative, organizational and convenience purposes, and are not intended to affect the meaning of the provisions set forth in this Agreement or to be used in the interpretation of this Agreement.

               IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.

                                    EQUIFAX INC.


                                    By:     /s/ Kent E. Mast
                                        --------------------------------------
                                    Title:  Corporate Vice President, General
                                          ------------------------------------
                                            Counsel and Secretary
                                          -----------------------
                                    Date:   June 30, 2001
                                         -------------------------------------



                                    CERTEGY INC.

                                    By:     /s/ Bruce S. Richards
                                        ---------------------------------------
                                    Title:  Corporate Vice President, General
                                          -------------------------------------
                                            Counsel and Secretary
                                          -----------------------
                                    Date:   June 30, 2001
                                         --------------------------------------